Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement on Form S-8 of CACI International Inc and subsidiaries of our report dated August 13, 2002, appearing in the Annual Report on Form 10-K of CACI International Inc for the year ended June 30, 2002.

/S/  DELOITTE & TOUCHE LLP

McLean, Virginia

March 25, 2003